Exhibit 99.1

Worksport Ltd. Boosts Solar Cover Compatibility with MPPT Tech Development

West Seneca, New York, June 26, 2024 - Worksport Ltd. (NASDAQ: WKSP), a key U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is excited to announce a significant development in its Maximum Power Point Tracking (MPPT) algorithm that allows Worksport's SOLIS Solar Power System, which is anticipated to launch later this summer, to charge not only Worksport's COR Portable Battery Generator system but also most other portable power stations and power banks on the market. This strategic decision has been made possible due to an advancement in Worksport's programming of highly specialized hardware and firmware, as led by Dr. Rafael Olivera, Worksport's CTO. Further, this decision significantly broadens the utility, market reach, and complementarity of the SOLIS Solar Power System within the wider energy storage market and marks a major milestone in the Company's growth within this market.

Market Potential and Strategic Partnerships

The market potential for Worksport's patented SOLIS Cover is expected to be substantial. The global market for solar-integrated accessories is rapidly growing, driven by increasing demand for sustainable energy solutions. The Worksport SOLIS Cover, with an Alpha release planned for summer of this year, is designed to revolutionize the market. With potential OEM integrations, such as that anticipated in Worksport's Collaboration with Hyundai, the SOLIS Cover could add up to approximately 10 miles of range per day to some electric vehicles, presenting a significant value proposition for EV owners.

With over 60 million pick-up trucks on the road in the USA and an estimated 7.77 million tonneau covers sold annually, Worksport believes the market potential for its SOLIS Solar Cover may grow to 9-figures within 24-36 months. Worksport is thrilled to develop MPPT technology that not only enhances compatibility with the Worksport COR Portable Battery Generator system but also extends to most other battery systems, including existing mobile battery generators and static battery banks - increasing the SOLIS Cover's desirability, compatibility, and versatility.

Solar Charger (MPPT) Technology

The solar charger is a vital component that bridges the Worksport SOLIS and COR systems, optimizing power output by continuously seeking the maximum power point from solar panels. This solar charger now charges batteries from 12V to 48V and power stations up to 60V, thus enabling compatibility with a wide range of power storage products. The Worksport MPPT can also accept up to 150V of solar power input, making it among the most versatile MPPT systems available. Later this year, the solar charger is expected to feature a patented topology based on Gallium Nitride power switches, which would allow the charger to reach close to 98% efficiency - representing a significant breakthrough within the solar charger market.

Featuring 1000W power input, Bluetooth® connectivity, CAN Bus integration, and a mobile app, the upgraded MPPT enhances the usability of both Worksport and third-party products, thereby improving the utility and market potential of the Company's first-to-market, patented SOLIS Solar Cover.

USA Production Hub for the SOLIS Cover

Worksport's state-of-the-art facility in West Seneca, New York, is set to be the production hub for the SOLIS Cover. Currently home to our Made-in-America AL3 Tonneau cover line, this facility, with its robust production capacity, is well-equipped to meet the anticipated demand for the SOLIS Cover and other innovative products in Worksport's pipeline. It was recently awarded a Grant from the State of New York for up to $2.8MM.

CEO & CTO Statements:

"The development of our MPPT technology marks a significant milestone for Worksport," said Steven Rossi, CEO of Worksport. "By expanding compatibility with a wider range of batteries and power stations, we are positioning the SOLIS and COR systems for broader market adoption. We are excited about the potential these products hold and look forward to their impact on the market. We plan to present to the world some of our most exciting product innovations to-date once we've launched our highly anticipated SOLIS in the very near future."

"Our MPPT device is engineered to work with the COR system or independently, charging Worksport products or those from other manufacturers," said Dr. Oliveira. "The broader COR ecosystem has aggressive technical goals, where the COR battery, hub, and MPPT are just the beginning. We aim for state-of-the-art power electronics, battery technology and safety, smart architecture, and innovative designs and applications."

Key Press-Releases released in 2024:

  June 20, 2024: Worksport Announces Record-breaking May Sales
  May 16, 2024: Worksport Reports 1,506% Q1 Revenue Surge
  May 8, 2024: Worksport Awarded $2.8MM Grant
  April 25, 2024: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 18, 2024: $2.8MM Direct Offering Priced At-The-Market.
  March 6, 2024: Worksport to Launch Innovative SOLIS & COR Products This Summer
  February 7, 2024: Infineon and Worksport Announce Collaboration
  January 24, 2024: Worksport Unveils AL3- Made in the USA Tonneau Cover

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

Investors and customers are invited to follow Worksport's progress as it builds on this momentum and strives to redefine industry standards with each new corporate development.

  Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128
W: investors.worksport.com E: investors@worksport.com W: worksport.com

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Steven Obadiah, Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128
W: investors.worksport.com     W: www.worksport.com E: investors@worksport.com

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